UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Independence Boulevard, Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 605-4700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders
Roka Bioscience, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 22, 2016. At the Annual Meeting, the Company’s stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2016. The final results for the votes regarding each proposal are set forth below.

1. The stockholders elected the following director nominees as Class II directors to serve a three-year term expiring at the annual meeting of stockholders to be held in 2019 and until their successors have been duly elected and qualified. The tabulation of votes with respect to the election of such Class II directors was as follows:

	For	Withheld	Broker Non-Votes
M. James Barrett, Ph.D.	13,044,925	403,368	2,330,018
Fred E. Cohen, M.D., D. Phil	13,044,945	403,348	2,330,018

2. The stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
15,716,905	2,038	59,368	0

3. The stockholders approved an amendment to the Company's certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
15,277,305	543,751	7,255	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: June 27, 2016	By:	/s/ Lars Boesgaard
Name: Lars Boesgaard
Title: Vice President and Chief Financial Officer